SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------



                                    FORM 8-K
                                 Current Report


                     Pursuant to section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  July 19, 1999


                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


        Florida                   001-13217                       91-1796903
        -------                   ---------                       ----------
(State or other juris-           (Commission                 (I.R.S. Employer ID
diction of incorporation)        File Number)                Number)


                             400 West Church Street
                             Orlando, Florida 32801
                             ----------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (407) 648-4444 not applicable
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
        ------------

     In July 1999, the Arena Football League ("AFL") and all of its member teams were joined as defendants in a civil action brought by Charlotte Arena Football League, Inc., a former AFL team operator (the case is captioned Charlotte Arena football, Ltd. et. al. vs. Arena Football League, Inc., et. al., United States District Court for the Middle District of Florida) in which the Plaintiffs seek damages for alleged violations of the Sherman Antitrust Act, for certain tortious conduct, for breach of fiduciary duties and for civil conspiracy. The complaint seeks damages against the defendants in amounts exceeding $100 million. Costs of defense and payment of any damages by the defendants will be advanced by the AFL to be shared equally by all of the AFL teams. The Company has been advised that the AFL believes the civil action is without merit and intends to vigorously defend against it.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                                       (Registrant)

                                       By: /s/ Jeffrey L. Bouchy
                                          --------------------------------------
                                          Jeffrey L. Bouchy, CFO


Dated:  July 19, 1999